EXHIBIT 32.1

           CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TUNGSTEN CORP. a Nevada corporation (the "Company") on Form 10-Q for the period ending April 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Guy Martin, Principal Executive Officer and Principal Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to TUNGSTEN CORP., and will be retained by TUNGSTEN CORP. and furnished to the Securities and Exchange Commission or its staff upon request.


/s/ Guy Martin
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Guy Martin
Principal Executive Officer,
Principal Financial Officer
June 14, 2013